SUB-ITEM 77Q1(a)

The MFS Money Market Fund, a series of MFS Series Trust IV, redesignated Class A Shares as Class A
Shares and created Class B, C, I, R, R1, R2, R3, R4, R5, 529A, 529B, 529C shares, as described in the
Amendment to the Declaration of Trust dated March 30, 2007, as filed in Post-Effective Amendment No. 45 to the Registration Statement (File Nos. 2-54607 and 811-2594), as filed with the Securities and
Exchange Commission via EDGAR on March 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

                                             SUB-ITEM 77Q1(a)


                                            MFS SERIES TRUST IV


                                         MFS MUNICIPAL BOND FUND



         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated December 16,
2004, as amended, (the Declaration), of MFS Series Trust IV (the Trust), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Municipal Bond Fund, a series of the Trust, has been terminated.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of
Massachusetts, as of June 22, 2007 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section
9.3(a) of the Declaration.

ROBERT E. BUTLER                                   ROBERT MANNING
Robert E. Butler                                   Robert J. Manning
804 W.Park Avenue                                  13 Rockyledge Road
State College PA  16803                            Swampscott MA 01907


LAWRENCE H. COHN                                   LAWRENCE T. PERERA
Lawrence H. Cohn                                   Lawrence T. Perera
45 Singletree Road                                 18 Marlborough Street
Chestnut Hill MA  02467                            Boston MA 02116


DAVID H. GUNNING                                    ROBERT C. POZEN
David H. Gunning                                    Robert C. Pozen
2571 N. Park Blvd.                                  9 Arlington Street
Cleveland Heights OH  44106                         Boston MA 02116


WILLIAM R. GUTOW                                    J. DALE SHERRATT
William R. Gutow                                    J. Dale Sherratt
3 Rue Dulac                                         86 Farm Road
Dallas TX 75230                                     Sherborn MA 01770


MICHAEL HEGARTY                                    LAURIE J. THOMSEN
Michael Hegarty                                    Laurie J. Thomsen
177 Old Briarcliff Road                            235 Nashawtuc Road
Briarcliff Manor NY 10510                          Concord MA 01742


J. ATWOOD IVES                                     ROBERT W. UEK
J. Atwood Ives                                     Robert eW. Uek
17 West Cedar Street                               536 Tierra Mar Lane
Boston MA 02108                                    Naples FL 34108


                                             SUB-ITEM 77Q1(a)

                                           MFS SERIES TRUST IV


                                        CERTIFICATION OF AMENDMENT
                                       TO THE DECLARATION OF TRUST

                                      ESTABLISHMENT AND DESIGNATION
                                                OF CLASSES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated
December 16, 2004, as amended (the Declaration), of MFS Series Trust IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the
Trust, being a majority of the Trustees of the Trust, do hereby redesignate existing shares (as defined in the Declaration) of MFS Money Market Fund, a series of the Trust, as follows:

         The class of shares previously designated as Class A Shares shall be redesignated as Class A Shares.

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the Declaration), of MFS Series Trust IV (the Trust), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares,
Class R3 Shares, Class R4 Shares, Class R5 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares of the Trust have been terminated effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The
Commonwealth of Massachusetts, as of July 31, 2007 and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
804 W. Park Avenue
College PA  16803


LAWRENCE H. COHN
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467


DAVID H. GUNNING
David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106


WILLIAM R. GUTOW
William R. Gutow
3 Rue Dulac
Dallas TX  75230


MICHAEL HEGARTY
Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY  10510


J. ATWOOD IVES
J. Atwood Ives
17 West Cedar Street
Boston MA  02108


ROBERT J. MANNING
Robert J. Manning
t13 Rockyledge Road
Swampscott MA  01907


LAWRENCE T. PERERA
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116


ROBERT C. POZEN
Robert C. Pozen
9 Arlington Street
Boston MA 02116


J. DALE SHERRATT
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770


LAURIE J. THOMSEN
Laurie J. Thomsen
235 Nashawtuc Road
Concord MA 01742


ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
Naples FL  34108




                                             SUB-ITEM 77Q1(a)

Appendix A, dated July 24, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust IV, dated January 1, 2002 as revised June 23, 2004, and the Master Amended and Restated By-Laws for MFS
Series Trust IV, dated January 1, 2002 as revised June 23, 2004, and
August 22, 2007, are contained in
Post-Effective Amendment No. 28 to the Registration Statement for MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 24, 2007, under
Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.